UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 18, 2014, Cortex Pharmaceuticals, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with various accredited investors (each, a “Purchaser”), pursuant to which the Company sold an aggregate of 753.22 shares of its Series G 1.5% Convertible Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”) for a purchase price of $1,000 per share, or an aggregate Purchase Price of $753,220 (the “Purchase Price”).  This financing represents the initial closing on a private placement of up to $1,500,000 (the “Private Placement”).  One or more additional tranches in the Private Placement may close in the near future.  The Purchasers in the initial tranche of the Private Placement consisted of (i) Arnold S. Lippa, the Company’s Chairman, Chief Executive Officer and a member of the Company’s Board of Directors, who had not previously owned stock in the Company and who invested $250,000, and (ii) new investors. Neither the Series G Preferred Stock nor the underlying shares of common stock have any registration rights. All of the Purchasers are, and any Purchasers in any future tranches shall be, accredited investors.

The stated value of the Series G Preferred Stock is $1,000 per share, and the initial conversion price is $0.0033. Accordingly, at the option of the holder, each share of Series G Preferred Stock is convertible commencing on the date that is 60 calendar days after the date on which the last share of Series G Preferred Stock is issued pursuant to a Purchase Agreement, into 303,030.3 shares of common stock. The 753.22 shares of Series G Preferred Stock sold in the Private Placement to date are convertible into 228,248,483 shares of common stock. The Company had 144,041,558 shares of common stock issued and outstanding immediately prior to the closing of the Private Placement referred to herein. The details of the Series G Preferred Stock are described more fully in Item 5.03 of this Current Report on Form 8-K and are qualified in their entirety by reference to the Certificate of Designation for the Series G Preferred Stock, which is filed as Exhibit 3.1 to this Current Report on Form 8-K. As described in the Stock Purchase Agreement, purchasers of the Series G Preferred Stock have executed written consents in favor of (i) approving and adopting an amendment to the Company’s certificate of incorporation that increases the number of authorized shares of the Company to 1,405,000,000, 1,400,000,000 of which are shares of common stock and 5,000,000 of which are shares of preferred stock, and (ii) approving and adopting the Cortex Pharmaceuticals, Inc. 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan.

The placement agents and selected dealers in connection with the Private Placement (each a FINRA registered broker-dealer) received cash fees totaling $3,955 as compensation and warrants (“Placement Agent Warrants”) totaling 5.6365% of the shares of common stock into which the Series G Preferred Stock may convert, exercisable for five years at a price that is 120% of the conversion price at which the Series G Preferred Stock may convert into the Company’s common stock, par value $0.001. The shares of Series G Preferred Stock were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506 of Regulation D promulgated thereunder. The shares of Series G Preferred Stock and the Company’s common stock issuable upon conversion of the shares of Series G Preferred Stock have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

This description of the Securities Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Securities Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Cortex Pharmaceuticals, Inc. 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan

In connection with the Private Placement, the stockholders of the Company holding a majority of the votes to be cast on the issue, approved the adoption of the Cortex Pharmaceuticals, Inc. 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan (the “Plan”), which had been previously adopted by the Board of Directors of the Company, subject to stockholder approval. The Plan permits the grant of options and restricted stock with respect to up to 105,633,002 shares of common stock, in addition to stock appreciation rights and phantom stock, to directors, officers, employees, consultants and other service providers of the Company. A copy of the Plan is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.  The investors in the Private Placement made representations to the Company that they met the accredited investor definition of Rule 501 of the Securities Act, and the Company relied on such representations.  The offer and sale of the Series G Preferred Stock and Placement Agent Warrants in the offering were made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder.  The Private Placement was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any investor in connection with the offering.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2014, the Company filed a Certificate of Designation, Preferences, Rights and Limitations, (the “Certificate of Designation”) of its Series G Preferred Stock with the Secretary of State of the State of Delaware to amend the Company’s certificate of incorporation. The Certificate of Designation sets forth the preferences, rights and limitations of the Series G Preferred Stock. As provided in the Company’s certificate of incorporation, the filing of the Certificate of Designation was approved by the Company’s Board of Directors. The following is a summary of the rights, privileges and preferences of the Series G Preferred Stock:

Number of Shares: The number of shares designated as Series G Preferred Stock is 1,700 (which shall not be subject to increase without the written consent of a majority of the holders of the Series G Preferred Stock or as otherwise set forth in the Certificate of Designation).

Stated Value:  The initial Stated Value of each share of Series G Preferred Stock is $1,000.

Dividend: The Company shall pay a stated dividend on the Series G Preferred Stock at a rate per share (as a percentage of the Stated Value per share) of 1.5% per annum, payable quarterly within 15 calendar days of the end of each fiscal quarter of the Company, in duly authorized, validly issued, fully paid and non-assessable shares of Series G Preferred Stock, which may include fractional shares of Series G Preferred Stock.

Voluntary Conversion: The Series G Preferred Stock shall be convertible, beginning 60 days after the last share of Series G Preferred Stock is issued in the Private Placement, at the option of the holder, into common stock at the applicable conversion price, at a rate determined by dividing the Stated Value of the shares of Series G Preferred Stock to be converted by the conversion price, subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Certificate of Designation. The stated value of the Series G Preferred Stock is $1,000 per share, and the initial conversion price is $0.0033. Accordingly, at the option of the holder, each share of Series G Preferred Stock is convertible commencing on the date that is 60 calendar days after the date on which the last share of Series G Preferred Stock is issued pursuant to a Purchase Agreement, into 303,030.3 shares of common stock. In addition, the Company has the right to require the holders of the Series G Preferred Stock to convert such shares into common stock under certain enumerated circumstances.

Mandatory Conversion: Upon either (i) a Qualified Public Offering (as defined in the Certificate of Designation) or (ii) the affirmative vote of the holders of a majority of the Stated Value of the Series G Preferred Stock issued and outstanding, all outstanding shares of Series G Preferred Stock, plus all accrued or declared, but unpaid, dividends thereon, shall mandatorily be converted into such number of shares of common stock determined by dividing the Stated Value of such Series G Preferred Stock (together with the amount of any accrued or declared, but unpaid, dividends thereon) by the Conversion Price (as defined in the Certificate of Designation) then in effect. If not earlier converted, the Series G Preferred Stock shall be redeemed by conversion on the two year anniversary of the date the last share of Series G Preferred Stock is issued in the Private Placement at the then applicable Conversion Price.

Voting Rights: Except as described in the Certificate of Designation, holders of the Series G Preferred Stock will vote together with holders of the Company common stock on all matters, on an as-converted to common stock basis, and not as a separate class or series (subject to limited exceptions).

Liquidation Preferences: In the event of any liquidation or winding up of the Company prior to and in preference to any Junior Securities (including common stock), the holders of the Series G Preferred Stock will be entitled to receive in preference to the holders of the Company common stock a per share amount equal to the Stated Value, plus any accrued and unpaid dividends thereon.

THE FOREGOING SUMMARY OF THE PREFERENCES, RIGHTS, AND LIMITATIONS OF THE SERIES G PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CERTIFICATE OF DESIGNATION FOR THE SERIES G PREFERRED STOCK, WHICH IS FILED AS EXHIBIT 3.1 TO THIS CURRENT REPORT ON FORM 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Effective upon completion of the Private Placement, the holders of the Series G Preferred Stock voted by written consent to approve and adopt (i) an amendment to the certificate of incorporation of the Company (the “Amendment”) to increase the number of authorized shares of the Company to 1,405,000,000, in the form that had previously been approved by the Board of Directors and provided to holders of the Series G Preferred Stock, and (ii) the Cortex Pharmaceuticals, Inc. 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan (the “Plan”), in the form that had previously been approved by the Board of Directors and provided to holders of the Series G Preferred Stock. Since holders of the Series G Preferred Stock are entitled to 303,030 votes per share prior to their right to convert, such votes by the holders of the Series G Preferred Stock were sufficient to approve and adopt the Amendment and the Plan by written consent.

The Company anticipates filing the Amendment to increase the number of authorized shares in the near future and reporting that filing appropriately on a subsequent Current Report on Form 8-K. The Cortex Pharmaceuticals, Inc. 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits required to be filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2014	CORTEX PHARMACEUTICALS, INC.

	By:	/s/ Arnold S. Lippa
Arnold S. Lippa
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Certificate of Designation, Preferences, Rights and Limitations of Series G 1.5% Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement
10.2	Cortex Pharmaceuticals, Inc. 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan